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EXHIBIT 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)

270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

The Bear Stearns Companies Inc.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3286161 (I.R.S. employer identification No.)
383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      New York State Banking Department, State House, Albany, New York, 12110.

      Board of Governors of the Federal Reserve System, Washington, D.C., 20551

      Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

      Federal Deposit Insurance Corporation, Washington, D.C., 20429.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2. Affiliations with the Obligor and Guarantors.

        If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1.    A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        2.    A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3.    None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.    A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        5.    Not applicable.

        6.    The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        7.    A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.    Not applicable.

        9.    Not applicable.

2

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 10th day of April, 2003.

JPMORGAN CHASE BANK
By	/s/ NATALIE B. PESCE Natalie B. Pesce, Trust Officer

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business December 31, 2002, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$18,102
Interest-bearing balances	8,392
Securities:
Held to maturity securities	396
Available for sale securities	79,372
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	16,164
Securities purchased under agreements to resell	67,327
Loans and lease financing receivables:
Loans and leases held for sale	24,545
Loans and leases, net of unearned income	$159,647
Less: Allowance for loan and lease losses	3,572
Loans and leases, net of unearned income and allowance	156,075
Trading Assets	194,198
Premises and fixed assets (including capitalized leases)	6,280
Other real estate owned	104
Investments in unconsolidated subsidiaries and associated companies	678
Customers' liability to this bank on acceptances outstanding	349
Intangible assets
Goodwill	2,159
Other Intangible assets	3,315
Other assets	44,932

TOTAL ASSETS	$622,388

LIABILITIES
Deposits
In domestic offices	$171,786
Noninterest-bearing	$75,101
Interest-bearing	96,685
In foreign offices, Edge and Agreement subsidiaries and IBF's	128,780
Noninterest-bearing	$7,380
Interest-bearing	121,400
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	5,701
Securities sold under agreements to repurchase	120,579
Trading liabilities	118,113
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	8,388
Bank's liability on acceptances executed and outstanding	356
Subordinated notes and debentures	8,528
Other liabilities	24,520
TOTAL LIABILITIES	586,751
Minority Interest in consolidated subsidiaries	97

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,785
Surplus (exclude all surplus related to preferred stock)	16,304
Retained earnings	16,347
Accumulated other comprehensive income	1,104
Other equity capital components	0
TOTAL EQUITY CAPITAL	35,540

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$622,388

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.
	WILLIAM B. HARRISON, JR.	)
	ELLEN V. FUTTER	) DIRECTORS
	FRANK A. BENNACK, JR.	)

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GENERAL
  Item 1. General Information.
  Item 2. Affiliations with the Obligor and Guarantors.
  Item 16. List of Exhibits
SIGNATURE
Exhibit 7 to Form T-1 Bank Call Notice RESERVE DISTRICT NO. 2 CONSOLIDATED REPORT OF CONDITION OF JPMorgan Chase Bank of 270 Park Avenue, New York, New York 10017 and Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 2002, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.